                                                                     Exhibit 3.4


                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2448516


                       THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)



We, Peter J. Rice                                     , *Vice President
    --------------------------------------------------

and Craig Newfield                                     , *Clerk
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of Project Software & Development, Inc.                               ,
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                         (Exact name of corporation)

located at 100 Crosby Drive, Bedford, MA 01730                        ,
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certify that these Articles of Amendment affecting articles numbered:

          1
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      (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on

March 6     ,  2000 by vote of:
------------   ----

21,956,838 shares of Common Stock, $.01 par value of 22,108,897 shares
----------           ----------------------------    ----------
                    (type, class & series, if any)

outstanding,           shares of                   of          shares
            -----------         -------------------  ----------

outstanding, and            shares of                    of           shares
                ------------         --------------------  -----------

outstanding,


(1)**being at least a majority of each type, class or series outstanding and entitled to vote thereon:

                   To change the name of the Corporation to:
                               MRO Software, Inc.




*Delete the inapplicable words.          **Delete the inapplicable clause.

(1) For amendments adopted pursuant to Chapter 156B, Section 70
(2) For amendments adopted pursuant to Chapter 156B, Section 71

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

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To change the number of shares and the par value (if any) of any type, class, or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:


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     WITHOUT PAR VALUE STOCKS                WITH PAR VALUE STOCKS
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  TYPE         NUMBER OF SHARES         TYPE      NUMBER OF SHARES    PAR VALUE
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Common:                                Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                          Preferred:
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Change the total authorized to:

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     WITHOUT PAR VALUE STOCKS                WITH PAR VALUE STOCKS
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  TYPE         NUMBER OF SHARES         TYPE      NUMBER OF SHARES    PAR VALUE
--------------------------------------------------------------------------------
Common:                                Common:
--------------------------------------------------------------------------------

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Preferred:                          Preferred:
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


The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.


Later effective date:
                     -----------------------------------.


SIGNED UNDER THE PENALTIES OF PERJURY, this   6th    day of  March ,   2001    ,
                                           ---------        -------      ------

/s/ Peter J. Rice                  Peter J. Rice            , *Vice President,
------------------------------------------------------------

/s/ Craig Newfield                 Craig Newfield           , *Clerk
------------------------------------------------------------


*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


   =========================================================================

   I hereby approve the within Articles of Amendment and, the filing fee in
   the amount of $        having been paid, said articles are deemed to have
                  --------
   been filed with me this        day of                 20        .
                          --------      -----------------  --------


   Effective date:
                  ---------------------------------------------------------




                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth





                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:


               Craig Newfield, General Counsel
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               MRO Software, Inc.
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               100 Crosby Drive, Bedford, MA 01730
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             Telephone:  781-280-2042
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